SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2005

FLYi, Inc.
(Exact Name of Registrant as Specified in Charter)

                            Delaware             0-21976   13-3621051

                            State or Other   Commission File  IRS Employer
                            Jurisdiction of   Number   Identification No.
                            Incorporation

45200 Business Court, Dulles, VA 20166
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 650-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 3.01. Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 21, 2005, the Company received a letter from The NASDAQ Stock Market, Inc. ("NASDAQ ") notifying the Company that for the 30 consecutive trading days preceding the date of the letter, the Company's common stock has not maintained the minimum aggregate market value of publicly held shares (“MVPHS”) of $15 million required for continued inclusion on the NASDAQ National Market pursuant to NASDAQ Marketplace Rule 4450(b)(e). The letter further notified the Company that, in accordance with NASDAQ Marketplace Rule 4450(e)(1), the Company will be provided 90 calendar days, or until January 19, 2006, to regain compliance with the MVPHS requirement. Compliance will be achieved if the MVPHS is $15 million or more for 10 consecutive trading days prior to January 19, 2006.

The letter from NASDAQ further stated that if the Company does not regain compliance with the Marketplace Rules by January 19, 2006, NASDAQ will provide notice that the Company's common stock will be delisted from the NASDAQ National Market. In the event of such notification, the Company would have an opportunity to appeal NASDAQ's determination. The letter also noted that the Company would have the opportunity to apply to transfer its common stock to the NASDAQ Capital (SmallCap) Market and that, if the Company submits a transfer application and pays the applicable listing fees by January 19, 2006, the intiation of delisting proceedings will be stayed pending NASDAQ staff review of the application.

As previously disclosed, the Company was informed by NASDAQ that the bid price of the Company's common stock had closed below the $1.00 per share minimum required for continued inclusion on the NASDAQ National Market pursuant to NASDAQ Marketplace Rule 4450(a)(5). That notice further stated that, in accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company has been provided until November 23, 2005 to regain compliance with the minimum bid price requirement. At the Company’s annual meeting, stockholders granted the Board of Directors discretion to amend the Company’s certificate of incorporation to effect a reverse stock split, which authorization was sought so that a reverse stock split might enable the Company to regain compliance with the minimum bid price requirement. If and when the Board determines to implement a reverse split, the Company will at that time announce its intention, the effective date of the reverse split and the actual ratio to be applied.

More information on the risks of investing in the Company’s common stock, including the consequences and risks associated with delisting of the Company's common stock from the NASDAQ National Market, can be found in the Company's Form 10-Q for the quarterly period ended June 30, 2005, which was filed with the Securities and Exchange Commission on August 9, 2005, and the Company's proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on May 11, 2005.

Item 5.02. Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers

On October 7, 2005, FLYi, Inc. (the "Company") filed a Form 8-K to announce that David W. Asai had been named Chief Financial Officer of the Company. This Form 8-K/A is filed to report that on October 18, 2005, the Company’s Compensation Committee approved an annual salary of $190,000 for Mr. Asai.

This Form 8-K/A contains forward-looking statements and is made as of October 21, 2005, and the company undertakes no obligation to update its disclosures, whether as a result of developments in its efforts, or as a result of any other new information, future events, changed expectations or otherwise, prior to its next required filing with the Securities and Exchange Commission. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of the company to be materially different from those reflected in such forward-looking statements. Such risks and uncertainties include, among others: the ability of the company to continue as a going concern; the ability to improve yield in an extreme low-yield industry environment with intense competition from other carriers, some of which are operating under bankruptcy protection; the ability to increase operating revenues and reduce operating costs to address liquidity; the ability of Independence Air to effectively implement its low-fare business strategy utilizing regional jets and Airbus aircraft, and to compete effectively as a low-fare carrier, including passenger response to Independence Air’s A319 service, and the response of competitors with respect to service levels and fares in markets served by Independence Air; the ability to manage inventory to maximize yield; the effects of high fuel prices on the company’s costs, and the availability of fuel; the ability to adjust operations, realize on internal or external sources of liquidity or otherwise address the company’s financial obligations; the ability to successfully and timely complete the acquisition of, maintain certification for, meet pre-delivery payment obligations for, and secure financing of, its Airbus aircraft, and to successfully integrate these aircraft into its fleet; the costs of returning CRJ and J-41 aircraft and related records to lessors consistent with terms agreed as part of the company’s February 2005 restructuring and the possibility of additional returns based on previously announced financial milestones under the terms of the February 2005 restructuring; the ability to successfully remarket or otherwise make satisfactory arrangements for its nine J-41 aircraft not terminated as part of its restructuring and for three 328JET aircraft not assigned to Delta; the ability to successfully hire, train and retain employees; the ability to reach and ratify an agreement with AMFA on mutually satisfactory terms; the ability to maintain listing of the company’s common stock on the NASDAQ National Market; changes in the competitive environment as a result of restructuring, realignment, or consolidations by the company’s competitors; the ongoing deterioration in the industry’s revenue environment; the seasonality of air travel, particularly for leisure travelers; and general economic and industry conditions, any of which may impact Independence Air or the company, its aircraft manufacturers and its other suppliers in ways that the company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Risk Factors Affecting the Company”, and “Risk Factors Affecting the Airline Industry” in the company’s Form 10-K/A for the year ended December 31, 2004 and Form 10-Q for the quarter ended June 30, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                            FLYi, Inc.

Date: October 21, 2005                                  By: /S/ David W. Asai
                             David W. Asai
                                                            Chief Financial Officer, Controller and Chief
                                                            Accounting Officer